================================================================================

                              Company:     Laser Corporation
                               Ticker:     LSER
                             Exchange:     NASDAQ Small-Cap Market Tier
                            Form-Type:     S-8
                        Document-Date:     September 8, 1997
                          Filing-Date:     September 8, 1997


                                As filed with the
                     Securities and Exchange Commission on
                                September 8, 1997


                        Registration No. 333 - __________


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM S - 8
                              REGISTRATION STATEMENT
                                    UNDER THE
                              SECURITIES ACT OF 1933



                               LASER CORPORATION
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 UTAH                                 87-0395567
    -------------------------------        ---------------------------------
    (State or other jurisdiction of        (IRS Employer Identification No.)
    incorporation or organization)


                               1832 South 3850 West
                             Salt Lake City, UT 84104
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)


                LASER CORPORATION NONSTATUTORY STOCK OPTION PLAN
                ------------------------------------------------
                             (Full title of the plan)


                                 B. JOYCE WICKHAM
                      President and Chief Executive Officer


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
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                               LASER CORPORATION
                              1832 South 3850 West
                            Salt Lake City, UT 84104
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 972 - 1311
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                         Calculation of Registration Fee
==========================|===========================|=========================
   Title of Securities                                 Proposed Maximum Offering
    to be Registered        Amount to be Registered(1)    Price Per Share(2)
--------------------------|---------------------------|-------------------------
     Common Stock,
    $0.05 par value                  50,000                      $2.75
==========================|===========================|=========================
   Title of Securities           Proposed Maximum               Amount of
    to be Registered       Aggregate Offering Price(2)      Registration Fee
--------------------------|---------------------------|-------------------------
     Common Stock,
    $0.05 par value                 $137,500                     $41.67
--------------------------|---------------------------|-------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Non-Qualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Laser Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the last reported sales price per share of Common Stock of Laser Corporation, as reported by NASDAQ Small-Cap Market Tier of the NASDAQ Stock Market on July 12, 1997.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Laser Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (b) The Registrant's report on Form 10-QSB for the fiscal quarter ended June 30, 1997; and

     (c) The Registrant's Registration Statement No. L191800 on Form 8-A filed with the SEC on March 22, 1985 pursuant to Section 12 of the Securities Exchange

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Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Utah Revised Business Corporation Act ("URBCA").
The liability of directors and officers of the Registrant is limited such that a director or officer is not liable to the Registrant or its shareholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless:

     (i) the director or officer has breached or failed to perform the duties of the office in compliance Section 16-10(a)-841 of the URBCA; and

     (ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the Registrant or its shareholders.

Directors of the Registrant are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or the Registrant's Articles of Incorporation.

     The Registrant will pursuant to Section 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he was a director, against liability incurred in the proceeding if:

     (i)  the director's conduct was in good faith;

     (ii) the director reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and

     (iii) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; provided that, the Registrant may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant or (b) indemnification is sought in connection with any other proceeding charging that the director derived

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an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Indemnification under this section in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

     In accordance with Section 16-10a-903 of the URBCA, the Registrant shall indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of the Registrant, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     In accordance with Section 16-10a-1-904 of the URBCA, the Registrant will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that:

     (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA;

     (ii) the director furnishes to the Registrant a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and

     (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

     Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

     The Registrant will indemnify and advance expenses to an officer, employee, fiduciary or agent of the Registrant to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

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ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
 No.    Exhibit
--------------------------------------------------------------------------------
 5      Opinion and consent of Prince, Yeates & Geldzahler, P.C.
--------------------------------------------------------------------------------
 23.1   Consent of Tanner + Co., independent accounts
--------------------------------------------------------------------------------
 23.2   Consent of Prince, Yeates & Geldzahler, P.C. is contained in
        Exhibit 5
--------------------------------------------------------------------------------
 24     Power of Attorney
        Reference is made to page 6 of this Registration Statement
--------------------------------------------------------------------------------
 99.1   Nonstatutory Stock Option Plan
        Incorporated by reference as previously filed with the SEC
--------------------------------------------------------------------------------
 99.2   Form of Nonstatutory Stock Option Certificate to be generally used in connection with the Non-Qualified Stock Option Plan
--------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

        (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration

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statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Incentive Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 8 day of September, 1997.


                                          LASER CORPORATION


                                          By:/s/ B. Joyce Wickham
                                             -------------------------------
                                             B. Joyce Wickham
                                             President, Chief Executive
                                             Officer and Director

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POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Laser Corporation, a Utah corporation, do hereby constitute and appoint B. Joyce Wickham and Mark L. Ballard, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post- effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                     Title                       Date
         ---------                     -----                       ----
                              President, Chief Executive
/s/ B. Joyce Wickham          Officer, Treasurer &Director   September 8, 1997
---------------------------
B. Joyce Wickham



/s/ Mark L. Ballard           Vice President and Director    September 8, 1997
---------------------------
Mark L. Ballard



/s/ Reo K. Larsen             General Accounting Manager     September 8, 1997
---------------------------
Reo K. Larsen



/s/ Rod O. Julander           Director                       September 8, 1997
---------------------------
Rod O. Julander

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EXHIBIT INDEX

--------------------------------------------------------------------------------
                                                                  Sequentially
 Exhibit                                                            Numbered
  No.                               Exhibit                           Page
--------------------------------------------------------------------------------
 5      Opinion and consent of Prince, Yeates & Geldzahler
--------------------------------------------------------------------------------
 23.1   Consent of Tanner + Co., Independent Accountants
--------------------------------------------------------------------------------
 23.2   Consent of Prince, Yeates & Geldzahler is contained in
        Exhibit 5
--------------------------------------------------------------------------------
 24     Power of Attorney
        Reference is made to page 6 of this Registration Statement
--------------------------------------------------------------------------------
 99.1   Non-Qualified Stock Option Plan
        Incorporated by reference as previously filed with the
        SEC
--------------------------------------------------------------------------------
 99.2   Form of Nonstatutory Stock Option Certificate to be generally used in connection with the Non-Qualified Stock Option Plan
--------------------------------------------------------------------------------

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                            August 19, 1997

Laser Corporation
1832 South 3850 West
Salt Lake City, UT 84104

            Re: Registration Statement on Form S-8 relating to the Laser Corporation Non-Employee Director Stock Option Plan (the "Plan")

Dear Sirs or Mesdames:

     We have acted as counsel for Laser Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 60,000 shares of the Company's Common Stock, par value $0.05 per share (the "Shares") to be issued in accordance with the terms of the Plan.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Sincerely,

                                          PRINCE, YEATES & GELDZAHLER



                                          By:/s/ Gregory E. Lindley, Shareholder
                                             -----------------------------------
                                             Gregory E. Lindley, Shareholder

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS










     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, which appears on page F-1 of the 1996 Form 10KSB of Laser Corporation, and to the references to our Firm under the caption "Experts" in the Prospectus.



                                          TANNER + CO.



















Salt Lake City, Utah
September 8, 1997

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                                                             Certificate No.____


                     NONSTATUTORY STOCK OPTION CERTIFICATE
                     -------------------------------------


  1.  Stock Option.  This certifies that_______________ (the "Holder") is the
      ------------
Holder of a nonstatutory stock option (the "Option") to acquire at _____________

Dollars ($_______) per share _______ shares of the common stock, par value $0.05 per share ("Stock"), of Laser Corporation, a Utah corporation (the "Company").

The Options evidenced by this Certificate are not intended to qualify as incentive stock options within the meaning of section 422A of the Internal

Revenue Code of 1986, as amended (the "Code") and are issued as of __________

and expire at 5:00 P.M., Salt Lake City, Utah time, on __________ (the

"Expiration Time").  The Options are granted pursuant to the Laser Corporation

Nonstatutory Stock Option Plan (amended May 21, 1993 and restated, effective

December 23, 1988).

     2.  Method for Exercising the Option.
         --------------------------------
          (a)  The Option may be exercised only by delivery to the Company of this Certificate specifying the number of shares with respect to which the

Option is exercised and duly endorsed by the Holder (or other person authorized by this Certificate to exercise the Option) with the signature guaranteed by a guarantor reasonably acceptable to the Company's transfer agent.  At least one hundred shares must be purchased at any one time unless the Holder is exercising the Option in full.  At the request of the Company, the Holder  shall also represent that he is purchasing such stock for investment purposes only and shall agree not to sell any Stock purchased pursuant to the Option in any manner that is in violation of the Securities Act of 1933, as amended, or any

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applicable state law.  Such restrictions or notice thereof shall be placed on the certificates representing the Stock purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.  The purchase of such Stock shall take place at the principal offices of the Company within thirty days following delivery of the duly endorsed option

Certificate at which time the purchase price for the Stock shall be paid in full by any of the methods or combination of the methods set forth in section 2(b)

below.  A properly executed certificate or certificates representing the Stock shall be delivered to the Holder.  If certificates are used to pay all or part of the exercise price, upon such payment, separate certificates shall be delivered representing each certificate so used, and an additional certificate shall be delivered representing any additional shares to which the Holder is entitled as a result of the exercise of the Option.  If the Holder does not exercise the Option in full, the Company shall issue a new option Certificate covering the unexercised shares and deliver the new option Certificate to the

Holder within a reasonable time.

          (b)  The exercise price shall be paid any of the following methods or any combination of the following methods, as the Stock Option Committee (the

"Committee") shall determine in its sole discretion:

                 (i) by certified or cashier's check payable to the order of the Company; or

                 (ii) by delivery to the Company of certificates representing the number of shares then owned by the Holder, the fair market value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that the Option may not be exercised by delivery to the Company of certificates representing

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            Stock, unless such Stock has been held by the Holder for
            more than six months; for purposes of this Plan, the "fair market value" of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be determined pursuant to section 2(c) below; the exercise date shall be the day of delivery of the notice of exercise.

          (c)  (i)  Privately Traded Shares.  If shares of the Stock are not
                    -----------------------
publicly traded on a stock exchange, in an over-the-counter market or otherwise,

the fair market value of the Stock on the day in question shall be determined in good faith by the board of directors of the Company (the "Board") based upon the following factors:  (i) the Company's net worth; (ii) the Company's prospective earnings; (iii) the Company's dividend history and dividend potential; (iv) the goodwill of the Company's business; (v) the economic outlook in the industry or industries in which the Company is engaged; (vi) the value of any non-operating assets owned by the Company (to the extent such assets have not been considered in  determining the Company's net worth, dividend potential, and prospective earnings); (vii) the value of securities of similar businesses that are publicly traded; (viii) the price at which any shares of the Stock have been sold in any recent arm's-length transactions.  If the Board is unable to determine the fair market value of the Stock, the Board may employ an independent appraiser who shall assist the Board in determining such fair market value.

               (ii)  Publicly Traded Shares.  If the outstanding shares of the
                     ----------------------
Stock are publicly traded on a stock exchange, in an over-the-counter market or otherwise, the fair market value of the Stock shall be the mean of the high sales price and the low sales price of the Stock on the day in question.  If such  information is not available on the day in question, the fair market value of the Stock shall be the mean of the closing bid and asked prices on the day prior to the day in question on:  (i) the New York Stock Exchange; (ii) if the

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stock is not listed or admitted to trading on such Exchange, on the principal

United States securities exchange registered under the Securities Act of 1934 on which the Stock is listed or admitted to trading; (iii) if the Stock is not listed or admitted to trading on any such securities exchange, in the over-the-

counter market as reported by the National Association of Securities Dealers

Automatic Quotation System; or (iv) if not so reported, then as reported by the

National Quotation Bureau Incorporated or by any member of the National

Association of Securities Dealers, Inc., consulted by the Company for that purpose.

     3.  Adjustment of the Option.
         ------------------------
          (a)  Adjustment by Stock Split, Stock Dividend, Etc.  If at any time
               ----------------------------------------------
the Company increases or decreases the number of its outstanding shares of

Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Stock, or through a stock split or subdivision of shares,

or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased,  decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

          (b)  Apportionment of Price.  Upon any occurrence described in the
               ----------------------
preceding subsection (a), the total Option Price shall remain unchanged and shall be apportioned ratably over the increased or decreased number or  changed kinds of securities or other properties subject to the Option.

          (c)  No Right as Shareholder.  The Holder shall have none of the
               -----------------------
rights of a shareholder with respect to the shares subject to an Option until

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such shares shall be transferred to the Holder upon the exercise of such Option.

Except as provided in section 3(a), no adjustment shall be made for dividend distributions or other rights (whether ordinary or extraordinary, or whether cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

          (d)  General Adjustment Rules.  No adjustment or substitution provided
               ------------------------
for in this section 3 shall require the Company to sell a fractional  share and the total substitution or adjustment shall be limited by deleting any fractional share.  In the case of any such substitution or adjustment, the Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the

Option may have been changed.

          (e)  Determinations by the Committee.  Adjustments under this section
               -------------------------------
shall be made by the Committee, whose determinations with respect thereto shall be final and binding.  No fractional shares shall be issued on account of any such adjustment.

     4.  Certain Transactions.
         --------------------
          (a) Effect of Transaction.  Upon the occurrence of any of the
              ---------------------
following events, if the notice required by section 4(b) shall have first been given, the Option shall automatically terminate and be of no further force and effect whatever, without the necessity for any additional notice or other action by the Board or the Company (or if no prior notice is required by section 4(b)

the Option shall automatically terminate 30 days after written notice of the occurrence of such event has been given to the Holder in a manner consistent with section 4(b)):  (i) the dissolution or liquidation of the Company; (ii) the

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appointment of a receiver for all or substantially all of the Company's assets or business; or (iii) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes.

          (b)  Notice of Such Occurrence.  At least 30 days' prior written
               -------------------------
notice of any event described in section 4(a), except the transactions described in clauses (ii) and (iii) thereof as to which prompt notice shall be required,

shall be given by the Company to the Holder.  The Holder may exercise the Option at any time before the occurrence of the event requiring the giving of notice,

regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied.  Such notice shall be deemed to have been given when delivered personally to the Holder or when mailed to the Holder by registered or certified mail, postage prepaid, at the

Holder's last address known to the Company.

          (c)  Mergers, Sales of Assets, Etc.  In case of any consolidation or
               -----------------------------
merger of the Company with or into another corporation or entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change or outstanding shares of Stock), or in case of any sale or conveyance of the property of the

Company as an entirety or substantially as an entirety, the  Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder a supplemental Certificate providing that the Holder shall have the right thereafter to receive upon exercise of the Option the kind and amount of shares of Stock or other securities or property or cash the Holder would have received upon such consolidation, merger, sale or conveyance

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if the Holder had exercised the Option immediately prior to such consolidation,

merger, sale or conveyance.   Such supplemental Certificate shall provide for

adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in section 3.  The provisions of this section 4(c) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     5.  Expiration and Termination of the Option.  The Option shall expire  5
         ----------------------------------------                           ---
years from the date of this Certificate or prior to such time as follows:

                 (a) If prior to the Expiration Time the Holder's employment by the Company is terminated by the Company for cause or is terminated by the Option Holder voluntarily, the Option shall terminate immediately and shall thereafter be void for all purposes. As used in this section 5, "cause" shall mean a gross violation (as determined by the Company) of the Company's established policies and procedures, provided that the effect of this section 5 shall be limited to determining the consequences of a termination and that nothing in this section 5 shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee and further provided that if the Holder and the Company have entered into a separate employment agreement, "cause" shall have the same meaning and effect as provided in such employment agreement.

                 (b) If prior to the Expiration Time the Holder dies while still employed or if the Holder's employment is terminated by the Company for any reason other than cause and the Holder dies within 90 days after his termination of employment, the Option may be exercised by those entitled to do so under the Holder's will or by the laws of descent and distribution within six months following the Holder's death (if otherwise prior to the Expiration Time), but not thereafter. In any such case the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Holder's death.

                 (c) If the Holder's employment by the Company is terminated (which for this purpose means that the Holder is no longer employed by the Company or by any parent or subsidiary corporation of the Company) prior to the

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            Expiration Time for any reason other than cause (except
            as provided in Section 5(b)), voluntarily by the Holder, or the Holder's death, the Option may be exercised by the Holder within ninety days following the date of such termination (if otherwise prior to the Expiration Time), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

     6.  Transferability.  The Option may not be transferred except by will or
         ---------------
pursuant to the laws of descent and distribution, and it shall be exercisable during the Holder's life only by him and after his death only by those entitled to do so under his will or the applicable laws of descent and distribution.


     7.  Consideration for the Grant of the Option.  In consideration of the
         -----------------------------------------
granting of this Option, the Holder agrees to remain in the employ of the

Company at the pleasure of the Company for a continuous period of at least one year from the date of this Certificate at the salary rate in effect at the date of this Certificate or at such changed rate as may be fixed from time to time by the Company.  Notwithstanding the foregoing, (i) the Company is under no obligation to continue the Holder's employment and may terminate the Holder's employment at any time, subject however to the terms of any separate employment or other agreement between the Company and the Holder, (ii) no termination of the Holder's employment by the Holder shall affect the status of Shares received by him upon proper exercise of an Option prior to termination and (iii) no termination of the Holder's employment by the Company shall be deemed to be a breach of the foregoing agreement of the Holder to remain in the employ of the

Company.

     8.  Withholding.  Upon exercise of any portion of this Option, the
         -----------

================================================================================
Holder shall make appropriate arrangements with the Company to provide for the amount of withholding required by Sections 3102 and 3402 of the Code and applicable state and local income tax laws.

     9.  Notices.  Any notice required or permitted to be given under this
         -------
Certificate shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

                    (a)  If to the Company, to the Company at
                    1832 South 3850 West, Salt Lake City, Utah
                    84104; or

                    (b)  If to the Holder, to the Holder at
                    1832 South 3850 West, Salt Lake City, Utah
                    84104, or at such other address as may have been furnished to the Company by the Holder.

Any such notice shall be deemed to have been given as of the date so mailed in the case of mailed notice, or as of the date delivered in the case of personal delivery.

     10.  Governing Law.  This Certificate is entered into in the State of Utah
          -------------
and Shall be construed, administered and enforced according to the laws of the

State of Utah, except to the extent preempted by valid provisions of applicable federal law.

================================================================================

     This Certificate     has  X  has not been issued as the result of a partial
                      ---     ---
exercise of an Option to evidence the remaining shares as to which the Option has not yet been exercised.

          DATED this _____ day of __________, 19__.

ATTEST:                                   LASER CORPORATION

_______________________________           By: _______________________________
Secretary                                    President

================================================================================


                         ENDORSEMENT TO EXERCISE OPTION
                         ------------------------------
     The undersigned hereby exercises the option described in this Certificate as to _______ shares.

          Dated this _____ day of __________, 199__.



Signature:                       ______________________________

Printed Name:                    ______________________________

Fiduciary Capacity (if any):     ______________________________

Address:                         ______________________________

                                 ______________________________

Telephone:                       ______________________________

Signature Guaranty:              ______________________________

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